UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12

American International Group, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Additional Pay for Performance Information May 5, 2025

Table of Contents 2 Item Page Executive Summary 3 Key Elements of Our Compensation Program 4 We Listen to Our Shareholders 6 Appendices • Appendix A - Pay Quantum 7 • Appendix B - Our Compensation Decision-Making Process 13 • Appendix C – Pay for Performance 15 • Appendix D – Peer Groups 18 • Appendix E - Compensation Drives KPI Outcomes 21 • Appendix F – Important Information 26 Non-GAAP Financial Measures: Items in this presentation that are marked with an asterisk are Non-GAAP financial measures not calculated in accordance with generally accepted accounting principles. Reconciliations of such non-GAAP measures to GAAP are included in Appendix F. Comparable Measures: In this presentation, certain key metrics are presented on a comparable basis, which reflects year -over-year comparisons adjusted for the sale of Crop Risk Services (CRS) and the sale of Validus Re (ValRe), as applicable. We believe this presentation provides the most useful view of our results and the go forward business in light of the substantial changes to the portfolio since 2023. Please refer to Appendix F for reconciliation of the measures reported on a comparable basis.

• AIG has undergone a remarkable transformation under Peter Zaffino's leadership • Unprecedented improvement in underwriting profitability • Significant multi-year improvement across both loss and expense ratios • Historic limit reduction with net written premiums growth • Impressive EPS growth while undertaking strategic divestitures • Stock is up 80% since Mr. Zaffino became CEO and 161% since he was announced to become CEO • We pay for performance and consider the true value of leadership when making compensation decisions • The Compensation and Management Resources Committee (the "CMRC") maintains a rigorous compensation decision-making process that rewards performance and strategic vision • The CMRC considers a balanced mix of strategic and operational Key Performance Indicators that it believes reflect true company performance and long-term value creation • The CMRC focuses on industry-specific metrics that matter most to investors and applies its judgment in making final compensation decisions to attract and retain the right leadership team • The CMRC uses data for two separate peer groups to support the key principles of our compensation philosophy, including retaining and attracting the best talent and paying for performance • We value hearing from our shareholders • We conduct a robust year-round shareholder engagement program and, in 2024, reached out to shareholders representing approximately 70% of shares outstanding and met with shareholders holding approximately 54% of shares outstanding • The shareholders with whom we met expressed high regard for Mr. Zaffino's performance and the benefits of the CMRC's targeted retention efforts • There was also widespread support for our executive compensation program in general, although there remains debate regarding the characterization of stock options and appropriateness of one-time awards • We have incorporated specific shareholder feedback where appropriate, including simplifying our plan design and increasing transparency Executive Summary 3

Pay vs Performance Key Elements of Our Compensation Program (1/2) The company has undergone a remarkable transformation under Peter Zaffino. We believe Mr. Zaffino's seasoned leadership will be crucial to sustaining our momentum as we enter a new chapter. ▪ The stock is up 80% since Mr. Zaffino became CEO and 161% since he was announced to become CEO, outperforming the S&P 500 while executing on multiple transformation programs to drive operational excellence and long-term sustainable value for investors. ▪ In 2024, we successfully completed multi-year strategic initiatives overseen by Mr. Zaffino with the Corebridge Financial, Inc. ("CRBG") deconsolidation and divestitures of non-core businesses. ▪ The CRBG deconsolidation unlocked significant value for shareholders, with the combined market capitalization of AIG and CRBG increasing 63% since Mr. Zaffino became CEO. ▪ We also launched our first GenAI large language model solution, a direct result of Mr. Zaffino's decision to champion the use of GenAI to accelerate growth. 4 2024 was a standout year for the company defined by strong financial performance. We paid for this performance and considered the true value of leadership when making compensation decisions. ▪ 2024 saw excellent underwriting results, meaningful growth in net premiums written, exceptional new business and high retention of our portfolio. ▪ We produced a strong calendar year combined ratio of 91.8% and accident year combined ratio, as adjusted* of 88.2%. ▪ 2024 net premiums written totaled $23.9 billion, and we continued to see momentum in our Global Commercial business with high retention rates and record new business of $4.5 billion. ▪ We also returned $8.1 billion of capital to shareholders, including $6.6 billion of share repurchases $1.0 billion of dividends and $500 million in preferred stock redemptions. Pay Quantum

Peer Groups Key Elements of Our Compensation Program (2/2) 5 The CMRC uses data for two separate peer groups to support the key principles of our compensation philosophy, including retaining and attracting the best talent and paying for performance. ▪ Our Compensation Peer Group reflects our competitors for talent from which we derive best-in-class talent: 42% of CEO direct reports, 28% of senior executives hired in the last 2 years (22% in the last five years), 8% higher retention rates, with 27% rated as top-performers. ▪ Our Total Shareholder Return Peer Group enables us to evaluate long- term shareholder value creation in a way that is more closely aligned with the level of transformation that has been undertaken by the company as part of its turnaround. ▪ The CRBG deconsolidation in the summer of 2024 had a temporary impact on TSR which has since fully corrected with our stock up 11% year to date. Performance Metrics We are judged in the market by the successful execution of our multi-year strategy which is reflected in our short and long-term results. Accordingly, our compensation program must take a disciplined, balanced, and holistic approach to performance assessment. ▪ In 2024, a single Corporate Performance Scorecard applied to all participants, including clearly defined metrics discernable in our quarterly earnings. ▪ At least 77.8% of each NEO’s 2024 annual target direct compensation was performance-based with 100% delivered in PSUs and stock options for Mr. Zaffino and 75% delivered in PSUs and stock options for the other NEOs. ▪ Our LTI program promotes a risk-balanced portfolio aligned with our strategy, using metrics to drive long-term profitable growth and expense discipline, to reinforce underwriting excellence and to align with shareholder returns.

We Listen to Our Shareholders 6 In 2024, we reached out to 46 investors representing approximately 70% of shares outstanding We held 34 meetings with investors owning approximately 54% of our shares outstanding We met with each shareholder who accepted our invitation and accepted all inbound engagement requests Our Lead Independent Director participated in meetings with investors owning approximately 28% of our shares outstanding What We Heard How We Responded Overall endorsement of CEO’s continued leadership with support for his pay level and pay mix ▪ We have continued to ensure that the CEO’s total compensation promotes retention while providing an appropriate pay mix with 92.5 percent in variable pay Support for the simplification in our incentive plan design and a preference for transparency ▪ For 2025, we continue to use a single set of corporate metrics for all eligible participants ▪ Progress against these metrics will be readily discernible from our quarterly earnings reports General support for the current mix of equity vehicles used for our executives ▪ The CMRC reviews our mix of equity vehicles annually and, given the general support for the current mix, retained that mix for 2025 Varied views regarding whether stock options constitute performance- based compensation ▪ The CMRC continues to believe that stock options are performance-based since they only provide value for upside performance ▪ The CMRC also believes that, since stock options may be exercised over a ten-year period, they can more strongly promote retention and incentivize performance than full value awards with shorter payout cycles Support for the use of special awards provided that the quantum and structure are appropriate and the rationale for the award is clear ▪ We reaffirmed our commitment to grant special awards only in extraordinary circumstances, such as in connection with strategic transactions, contract extensions/renewals and executive recruitment ▪ We ensured that special awards made to Mr. Walsh and Mr. Fry during 2024 were consistent with our commitment and appropriate in quantum and structure. We also clearly disclosed the related rationales 2025 Proxy Statement page 50

APPENDIX A Pay Quantum

31.26 45.31 54.18 60.59 76.02 81.52 0 10 20 30 40 50 60 70 80 90 CEO Announcement (10/26/2020) CEO Appointment (3/1/2021) CRBG IPO (9/15/2022) Special Award (11/10/2022) CRBG Deconsolidation (6/9/2024) April 30, 2025 AIG Share Performance Since Major Events Stock up 161% since Peter Zaffino was announced as CEO and 80% since his appointment 8FactSet as of 4/30/2025

Unprecedented Improvement in Underwriting Profitability1 Investor Day presentation slide 14 For footnotes, see Appendix F 9 CEO appointed 3/1/2021 2008-20182 $33B underwriting loss

Significant Multi-Year Improvement Across both Loss and Expense Ratios Investor Day presentation slide 12 For footnotes, see Appendix F 10 CEO appointed 3/1/2021 Fully loaded Expense Ratio2 Loss Ratio Calendar Year Combined Ratio (%) 1

Historic Limit Reduction with NPW Growth Global Commercial Gross Limit ($T) vs. Global Commercial Net Premiums Written ($B) Investor Day presentation slide 15 For Footnote, see Appendix F 11 CEO appointed 3/1/2021 Global Commercial NPW1 ($B) Global Commercial Gross Limit ($T)

FactSet as of 4/30/2025 AIG & CRBG Combined Market Cap Increased 63% since Peter Zaffino Took Over as CEO $26.9 $39.2 $41.2 $45.0 $47.6 $13.4 $14.7 $16.4 $26.9 $39.2 $54.6 $59.8 $64.0 $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 CEO Announcement (10/26/2020) CEO Appointment (3/1/2021) CRBG IPO (9/15/2022) Special Award (11/10/2022) Today (4/30/2025) AIG CRBG AIG & CRBG combined market cap has increased 138% since Peter Zaffino was announced as CEO (10/26/2020) and 63% since Peter Zaffino Took Over as CEO (3/1/2021) ($ B) 12

APPENDIX B Our Compensation Decision-Making Process

The CMRC has an established process for executive compensation decision-making and in a typical year, during the first quarter, it: • Assesses short-term incentive plan performance against business goals as well as individual performance of each NEO for the prior year and approves payouts • Assesses long-term incentive plan performance against three-year goals and approves payouts • Reviews annual base salaries and target compensation levels of each named executive and grants annual LTI awards against a backdrop of the prior year performance and compensation relative to peers with relevant experience and skillsets in the insurance and financial services industries where we compete • Reviews and recommends to the Board approval of compensation decisions for the CEO • Reviews and approves the forward-looking performance metrics and goals that will apply to STI awards (including the CEO's individual metrics and goals) and PSU grants Qualitative Assessment • A central part of the CMRC’s role involves applying its judgment in making final compensation decisions to ensure that outcomes balance appropriately rewarding performance delivered annually and over the long-term as well as forward- looking implications. • Beyond the achievement of financial and individual objectives for executives, the manner in which such performance was achieved is assessed relative to our stated Purpose and Values. CMRC Decision-Making Process 142025 Proxy Statement pages 51-52

APPENDIX C Pay for Performance

Delivered Strong Financial Performance ▪ Produced strong calendar year combined ratio of 91.8% and accident year combined ratio, as adjusted* of 88.2%. ▪ Delivered $1.9 billion of underwriting income, which contributed to over $7 billion of cumulative underwriting income 2021-2024. ▪ Generated net premiums written of $23.9 billion, supported by new business growth, strong retention and rate discipline. ▪ Achieved 23% Net investment income growth year-over-year. Completed Multi-year Strategies to Direct Focus to Core Businesses ▪ Deconsolidated CRBG and reduced our ownership of CRBG common stock to 22.7% as of December 31, 2024, for aggregate gross proceeds of $6.0 billion through various sale transactions ▪ Divested Personal Travel Business for $600 million plus additional earn-out consideration, further enhancing our financial flexibility and sculpting our portfolio of businesses. ▪ Led the launch of Lloyd’s Syndicate 2478 through multi-year Blackstone Inc. strategic relationship as part of our outwards reinsurance program. Continued Balanced Capital Management ▪ Reduced general borrowings by $1.6 billion, which resulted in a debt-to-total capital ratio of 17% at year-end. ▪ Repurchased $6.6 billion of common stock, reducing outstanding shares by 12%. ▪ Paid $1.0 billion in common stock dividends and increased quarterly common stock dividend amount by double digit percentage for second consecutive year. ▪ Ended 2024 with parent liquidity of $7.7 billion. 2024 Highlights 16 For footnotes, see Appendix F 2025 Proxy Statement page 7; 4Q & FY2024 Financial Results presentation slide 4 Reported Adjusted*

Executive Compensation Reinforces Shareholder Value Creation and Aligns with Pay and Business Outperformance 17FactSet as of 4/30/2025; 2025 Proxy Statement page 42 -30.0% -10.0% 10.0% 30.0% 50.0% 70.0% 90.0% 110.0% 130.0% AIG CB TRV HIG WRB CRBG S&P - +43% AIG - +80% AIG Share Price Performance vs Peers and S&P 500 Since CEO Appointment (3/1/2021)

APPENDIX D Peer Groups

2024 Peer Groups Compensation Peer Group Relative TSR Peer Group for 2024 PSU Awards ▪ The Allstate Corporation ▪ American Express Company ▪ Bank of America Corporation ▪ BlackRock, Inc. ▪ Capital One Financial Corp. ▪ Chubb Limited ▪ The Cigna Group ▪ Citigroup Inc. ▪ JPMorgan Chase & Co. ▪ Manulife Financial Corporation ▪ Marsh & McLennan Companies, Inc. ▪ MetLife, Inc. ▪ The Progressive Corporation ▪ Prudential Financial, Inc. ▪ The Travelers Companies, Inc. ▪ U.S. Bancorp ▪ Wells Fargo & Company ▪ AXA S.A. ▪ Allianz SE* ▪ Chubb Limited ▪ CNA Financial Corporation ▪ The Hartford Financial Services Group, Inc. ▪ Tokio Marine Holdings, Inc. ▪ The Travelers Companies, Inc. ▪ W.R. Berkley Corporation *Added in 2024. 192025 Proxy Statement page 49

Talent a Key Factor in Peer Group Inclusion Key talent has been recruited from the members of our Compensation Peer Group… • 42% of CEO Direct Reports • 28% of Senior Executives hired in last two years • 22% of Senior Executives hired in last five years • 8% higher retention rates • 27% rated top performers (company average of 15%) 20

APPENDIX E Compensation Drives KPI Outcomes

2024 Short-Term Incentive Program 222025 Proxy Statement page 43

232025 Proxy Statement page 43 Our Long-Term Incentive Program Accelerated Our Relentless Drive for Top-Quartile Financial Performance (1) The Diluted AATI Attributable to AIG Common Shareholders Per Share* metric is no longer normalized (1)

Industry-Leading Operating EPS Growth Over Both Short- Term and Long-Term Horizons Operating Earnings Per Share ($) 24 Investor Day presentation slide 59 For footnotes, see Appendix F 2025-2027F CAGR +20% 2 Corebridge and Validus Re contributed 50% + of EPS 1 AIG Operating EPS (ex. ValRe & CRS and CRBG) Validus Re & CRS Contribution CRBG Contribution

Our Compensation Program is Purposefully Structured to Reinforce and Support Balance Sheet Strength 25 2025 Proxy Statement page 43; Investor Day presentation slide 66 For footnotes, see Appendix F Reduced Debt by $17.8B from 2020 to 2024 AIG Leverage Ratio of 17% at year-end 2024 Peer Leverage Ratio of 23.4%2 at year-end 2024 Total debt and preferred stock to total capital leverage ratio and debt structure ($B)1 AIG Financial & Hybrid Debt CRBG Financial & Hybrid Debt Preferred Stock Total Debt & Preferred Stock to Total Capital

APPENDIX F Important Information

27 Endnotes Unprecedented Improvement in Underwriting Profitability 1. Underwriting results have been restated to exclude Validus Re and Crop Risk Services for all periods, as applicable. 2. For 2015 and prior, the results include Property Casualty run-off businesses, including excess workers’ compensation, asbestos and environmental (1986 and prior), certain environmental liability businesses, certain healthcare coverage, certain casualty and specialty coverages reported in Eaglestone Reinsurance Company, and certain long-duration business, primarily in Japan and the U.S. Significant Multi-Year Improvement Across Both Loss and Expense Ratios 1. Calendar Year Combined Ratios have been restated to exclude Validus Re and Crop Risk Services for all periods, as applicable. 2. Fully Loaded Expense Ratio = Expense Ratio + Attributed Other Operations GOE Ratio. Attributed Other Operations GOE Ratio = Other Operations GOE - $350M of Parent company expenses for all periods presented. Historic Limit Reduction with NPW Growth 1. NPW has been restated to exclude Validus Re and Crop Risk Services for all periods, as applicable. 2024 Highlights 1. NPW on a comparable basis reflects constant dollar basis adjustments and reflects the sales of CRS and Validus Re in 2023, and the sale of AIG Travel business in 2024. AATI and ratios on a comparable basis reflects adjustments for the sales of Validus Re and CRS where applicable in 2023. 2. 2024 after-tax income per diluted share and return on equity are negative due to net loss as a result of the accounting treatment of CRBG deconsolidation, which negatively impacted GAAP earnings. Industry-Leading Operating EPS Growth Over Both Short-Term and Long-Term Horizons 1. 2019-2021 reflects estimates for CRBG. 2022 and 2023 include restatements to exclude Other Operations runoff. 2. Forecasts are based on estimates and assumptions and are subject to market conditions. Our Compensation Program is Purposefully Structured to Reinforce and Support Balance Sheet Strength 1. Excludes Operating Debt. Historical periods’ total debt to total capital leverage ratios shown are as originally reported prior to the deconsolidation of Corebridge Financial Inc (CRBG). 2. Peer average is weighted by total capital. Peer group is comprised of 12 companies, AXA, Chubb, Cincinnati, Travelers, WR Berkley, Hartford, CNA, Fairfax, Liberty Mutual, Markel, QBE and Zurich.

Following the deconsolidation of Corebridge, the historical financial results of Corebridge, for all periods presented, are reflected in AIG’s consolidated financial statements as discontinued operations in accordance with generally accepted accounting principles in the United States of America (US GAAP). Accordingly, after the Deconsolidation Date: (i) AIG elected the fair value option and will reflect its retained interest in Corebridge as an equity method investment using Corebridge’s stock price as its fair value, (ii) dividends received from Corebridge and changes in its stock price will be a component of net investment income in AIG’s US GAAP consolidated financial statements and (iii) AIG’s adjusted pre-tax income will include Corebridge dividends and exclude changes in the fair value of Corebridge’s stock price. Certain statements in this presentation and other publicly available documents may include, and members of management may from time to time make and discuss, statements which, to the extent they are not statements of historical or present fact, may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are intended to provide management’s current expectations or plans for future operating and financial performance, based on assumptions currently believed to be valid and accurate. Forward-looking statements are often preceded by, followed by or include words such as “will,” “believe,” “anticipate,” “expect,” “expectations,” “intend,” “plan,” “strategy,” “prospects,” “project,” “anticipate,” “should,” “guidance,” “outlook,” “confident,” “focused on achieving,” “view,” “target,” “goal,” “estimate” and other words of similar meaning in connection with a discussion of future operating or financial performance. These statements may include, among other things, projections, goals and assumptions that relate to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expense reduction efforts, the outcome of contingencies such as legal proceedings, anticipated organizational, business or regulatory changes, the effect of catastrophic events, both natural and man-made, and macroeconomic and/or geopolitical events, anticipated dispositions, monetization and/or acquisitions of businesses or assets, the successful integration of acquired businesses, management succession and retention plans, exposure to risk, trends in operations and financial results, and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results and financial condition to differ, possibly materially, from the results and financial condition expressed or implied in the forward-looking statements. Factors that could cause actual results to differ, possibly materially, from those in specific projections, targets, goals, plans, assumptions and other forward-looking statements include, without limitation: the impact of adverse developments affecting economic conditions in the markets in which we operate in the U.S. and globally, including financial market conditions, macroeconomic trends, changes in trade policies, including tariffs, fluctuations in interest rates and foreign currency exchange rates, inflationary pressures, including social inflation, pressures on the commercial real estate market, and geopolitical events or conflicts; the occurrence of catastrophic events, both natural and man-made, which may be exacerbated by the effects of climate change; disruptions in the availability or accessibility of our or a third party’s information technology systems, including hardware and software, infrastructure or networks, and the inability to safeguard the confidentiality and integrity of customer, employee or company data due to cyberattacks, data security breaches or infrastructure vulnerabilities; our ability to effectively implement technological advancements, including the use of artificial intelligence (AI), and respond to competitors' AI and other technology initiatives; the effects of changes in laws and regulations, including those relating to privacy, data protection, cybersecurity and AI, and the regulation of insurance, in the U.S. and other countries in which we operate; concentrations in our investment portfolios, including our continuing equity market exposure to Corebridge Financial, Inc. (Corebridge); changes in the valuation of our investments; our reliance on third-party investment managers; nonperformance or defaults by counterparties; our reliance on third parties to provide certain business and administrative services; our ability to adequately assess risk and estimate related losses as well as the effectiveness of our enterprise risk management policies and procedures; changes in judgments or assumptions concerning insurance underwriting and insurance liabilities; concentrations of our insurance, reinsurance and other risk exposures; availability of adequate reinsurance or access to reinsurance on acceptable terms; changes to tax laws in the U.S. and other countries in which we operate; the effectiveness of strategies to retain and recruit key personnel and to implement effective succession plans; the effects of sanctions and the failure to comply with those sanctions; difficulty in marketing and distributing products through current and future distribution channels; actions by rating agencies with respect to our credit and financial strength ratings as well as those of its businesses and subsidiaries; changes in judgments concerning the recognition of deferred tax assets and the impairment of goodwill; our ability to successfully dispose of, monetize and/or acquire businesses or assets or successfully integrate acquired businesses, and the anticipated benefits thereof; our ability to address evolving global stakeholder expectations and regulatory requirements including with respect to environmental, social and governance matters; our ability to effectively implement restructuring initiatives and potential cost-savings opportunities; changes to sources of or access to liquidity; changes in accounting principles and financial reporting requirements or their applicability to us; the outcome of significant legal, regulatory or governmental proceedings; our ability to effectively execute on sustainability targets and standards; the impact of epidemics, pandemics and other public health crises and responses thereto; and such other factors discussed in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (filed with the Securities and Exchange Commission (SEC) on May 2, 2025); Part I, 1A. Risk Factors and Part II, Item 7. MD&A in AIG’s Annual Report on Form 10-K for the year ended December 31, 2024; and our other filings with the SEC. Forward-looking statements speak only as of the date of this document, or in the case of any document incorporated by reference, the date of that document. AIG is not under any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Additional information as to factors that may cause actual results to differ materially from those expressed or implied in any forward-looking statements is disclosed from time to time in our filings with the SEC. Cautionary Statement

Accident year loss and Accident year combined ratios, as adjusted (Accident year loss ratio, ex-CAT and Accident year combined ratio, ex-CAT) Both the accident year loss and accident year combined ratios, as adjusted, excludes catastrophe losses (CATs) and related re instatement premiums, prior year development, net of premium adjustments, and the impact of reserve discounting. Natural catastrophe losses are generally weather or seismic events, in each case, having a net impact on AIG in excess of $10 million and man-made catastrophe losses, such as terrorism and civil disorders that exceed the $10 million threshold. We believe that as adjusted ratios are meaningful measures of our underwriting results on an ongoing basis as they exclude catastrophes and the impact of reserve discounting which are outside of management’s control. We also exclude prior year development to provide transparency related to current accident year results. Underwriting ratios are computed as follows: a. Loss ratio = Loss and loss adjustment expenses incurred ÷ Net premiums earned (NPE) b. Acquisition ratio = Total acquisition expenses ÷ NPE c. General operating expense ratio = General operating expenses ÷ NPE d. Expense ratio = Acquisition ratio + General operating expense ratio e. Combined ratio = Loss ratio + Expense ratio f. CATs and reinstatement premiums ratio = [Loss and loss adjustment expenses incurred – (CATs)] ÷ [NPE +/(-) Reinstatement premiums related to catastrophes] – Loss ratio g. Accident year loss ratio, as adjusted (AYLR ex-CAT) = [Loss and loss adjustment expenses incurred – CATs – PYD] ÷ [NPE +/(-) Reinstatement premiums related to catastrophes +/(-) Prior year premiums + Adjustment for ceded premium under reinsurance contracts related to prior accident years] h. Accident year combined ratio, as adjusted (AYCR ex-CAT) = AYLR ex-CAT + Expense ratio i. Prior year development net of reinsurance and prior year premiums ratio = [Loss and loss adjustment expenses incurred – CATs – PYD] ÷ [NPE +/(-) Reinstatement premiums related to catastrophes +/(-) Prior year premiums] – Loss ratio – CATs and reinstatement premiums ratio. 29 Non-GAAP and Comparable Measures

30 Item FY 23 FY24 As Reported ValRe, CRS, Travel 1 Comparable Basis As Reported Loss Ratio 58.9% 0.0% 58.9% 59.8% Prior Year Development, net of reinsurance and prior year premiums 1.4% 0.2% 1.6% 1.4% Accident Year Loss Ratio, as adjusted 56.0% 0.2% 56.2% 56.2% Acquisition Ratio 19.5% -0.3% 19.2% 19.4% GOE Ratio 12.2% 1.0% 13.2% 12.6% Expense Ratio 31.7% 0.7% 32.4% 32.0% Combined Ratio 90.6% 0.7% 91.3% 91.8% Accident Year combined ratio, as adjusted 87.7% 0.9% 88.6% 88.2% "Travel" refers to the Global Individual Personal Travel Insurance and Assistance Business

Global Commercial Net Premiums Written Underwriting Income (Loss) 31 Fully Loaded Expense Ratio

Net Premiums Written (NPW) on a Comparable Basis NPW on a comparable basis reflects year-over-year comparison on a constant dollar basis adjusted for the sale of Validus Re, CRS and Travel 32 Item FY23 FY24 As Reported Foreign Exchange ValRe, CRS, Travel Comparable Basis As Reported Travel Comparable Basis General Insurance NPW 26,719 (216) (4,562) 21,941 23,902 (718) 23,184 NPW Growth 6% Global Commercial NPW 19,600 (17) (3,803) 15,780 16,816 - 16,816 NPW Growth 7% (dollars in millions)

Adjusted After-tax Income attributable to AIG common shareholders (AATI) AATI is derived by excluding the tax effected APTI adjustments described above, dividends on preferred stock and preferred st ock redemption premiums, noncontrolling interest on net realized gains (losses), other non-operating expenses and the following tax items from net income attributable to AIG: ▪ deferred income tax valuation allowance releases and charges; ▪ changes in uncertain tax positions and other tax items related to legacy matters having no relevance to our current businesses or operating performance; and ▪ net tax charge related to the enactment of the Tax Cuts and Jobs Act. 33

34 (1) Noncontrolling interest primarily relates to Corebridge and is the portion of Corebridge earnings that AIG did not own. Corebridge is consolidated until June 9, 2024. The historical results of Corebridge owned by AIG are reflected in the Income (loss) from discontinued operations, net of income taxes. (2) The year ended December 31, 2023 includes a valuation allowance release related to a portion of certain tax attribute carryforwards of AIG's U.S. federal consolidated income tax group, as well as valuation allowance changes in certain foreign jurisdictions. (3) Includes all net realized gains and losses except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedging or for asset replication and net realized gains and losses on Fortitude Re funds withheld assets. (4) In the fourth quarter of 2024, AIG realigned and began excluding the net results of run-off businesses previously reported in Other Operations from Adjusted pre-tax income. Historical results have been recast to reflect these changes. (5) In the year ended December 31, 2024, Restructuring and other costs increased primarily as a result of employee-related costs, including severance, and real estate impairment charges. (6) Effective in the quarter ended December 31, 2022, the foreign property and casualty subsidiaries report on a calendar year ending December 31. We determined that the effect of not retroactively applying this change was immaterial to our Consolidated Financial Statements for the current and prior periods. Therefore, we reported the cumulative effect of the change in accounting principle within the Consolidated Statements of Income (Loss) for the year ended December 31, 2022 and did not retrospectively apply the effects of this change to prior periods. Book value per share, excluding investments related cumulative unrealized gains and losses recorded in Accumulated other comprehensive income (loss) (AOCI) adjusted for the cumulative unrealized gains and losses related to Fortitude Re funds withheld assets (collectively, Investments AOCI) (Adjusted book value per share) Adjusted book value per share is used to show the amount of our net worth on a per share basis after eliminating the fair value of investments that can fluctuate significantly from period to period due to changes in market conditions. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re funds withheld assets held by AIG in support of Fortitude Re’s reinsurance obligations to AIG (Fortitude Re f unds withheld assets) since these fair value movements are economically transferred to Fortitude Re. Adjusted book value per share is derived by dividing total AIG common shareholders’ equity, excluding Investments AOCI (AIG adjusted common shareholders' equity) by total common shares outstanding.

Book value per share, excluding Investments AOCI, deferred tax assets (DTA) and AIG’s ownership interest in Corebridge (Core operating book value per share) Core operating book value per share is used to show the amount of our net worth on a per share basis after eliminating Investments AOCI, DTA and AIG’s ownership interest in Corebridge. We believe this measure is useful to investors because it eliminates the fair value of investments that can fluctuate significantly from period to period due to changes in market conditions. We also exclude the portion of DTA representing U.S. tax attributes related to net operating loss carryforwards (NOLs), corporate alternative minimum tax credits (CAMTCs) and foreign tax credits (FTCs) that have not yet bee n utilized. Amounts for interim periods are estimates based on projections of full-year attribute utilization. As NOLs, CAMTCs and FTCs are utilized, the corresponding portion of the DTA utilized is included. We exclude AIG’s ownership interest in Corebridge since it is not a core long -term investment for AIG. Core operating book value per share is derived by dividing total AIG common shareholders’ equity, excluding Investments AOCI, DTA and AIG’s ownership interest in Corebridge (AIG core operating shareholders’ equity) by total common shares outstanding. 35

Return on Equity (ROE) — Adjusted After-tax Income Excluding Investments related cumulative unrealized gains and losses recorded in Accumulated Other Comprehensive Income (Loss) (AOCI) adjusted for the cumulative unrealized gains and losses related to Fortitude Re funds withheld assets (collectively, Investments AOCI) (Adjusted Return on Equity) Adjusted Return on Equity is used to show the rate of return on common shareholders’ equity excluding Investments AOCI. We be lieve this measure is useful to investors because it eliminates the fair value of investments which can fluctuate significantly from period to period due to changes in market conditions. Adjusted return on equity is derived by dividing actual or, for interim periods, annualized adjusted after-tax income attributable to AIG common shareholders by average AIG common shareholders’ equity, excluding Investments AOCI (AIG adjusted common shareholders' equity). For the 2024 STI awards, Adjusted ROE was calculated by dividing adjusted after-tax income attributable to AIG common shareholders by average AIG common shareholders’ equ ity, excluding AOCI adjusted for the cumulative unrealized gains and losses related to Fortitude Re funds withheld assets and DTA. Return on equity – Adjusted after-tax income excluding Investments AOCI, DTA and AIG’s ownership interest in Corebridge (Core operating return on equity) Core operating return on equity is used to show the rate of return on common shareholders’ equity excluding Investments AOCI, DTA and AIG’s ownership interes t in Corebridge. We believe this measure is useful to investors because it eliminates the fair value of investments that can fluctuate significantly from period to period due to changes in market conditions. We also exclude the portion of DTA representing U.S. tax attributes related to NOLs, CAMTCs and FTCs that have not yet been utilized. Amounts for interim periods are estimates based on projections of full -year attribute utilization. As NOLs, CAMTCs and FTCs are utilized, the corresponding portion of the DTA utilized is included. We exclude AIG’s ownership interest in Corebridge since it is not a co re long-term investment for AIG. We believe this metric will provide investors with greater insight as to the underlying profitability of our property and casualty business. Core operating return on equity is derived by dividing actual or, for interim periods, annualized adjusted after-tax income attributable to AIG common shareholders by average AIG core operating shareholders’ equity. 36

Diluted Normalized Adjusted After-tax Income (AATI) Attributable to AIG Common Shareholders Per Share Diluted normalized AATI attributable to AIG common shareholders per share further adjusts diluted AATI attributable to AIG common shareholders per share for the effects of certain volatile or market-related items. We believe this measure is useful to investors for performance management because it presents the trends in diluted AATI attributable to AIG common shareholders per share without the impact of certain items that can experience volatility in our short-term results. Diluted normalized AATI attributable to AIG common shareholders per share is derived by excluding the following from AATI attributable to AIG common shareholders per share: the difference between actual and expected (1) catastrophe losses, net of reinsurance, (2) alternative investment returns, (3) fair value changes on fixed maturity securities, and (4) return on business transactions; Life and Retirement update of actuarial assumptions; prior year loss reserve development, net of reinsurance and premium adjustments; and COVID-19 mortality. AIG Parent General Operating Expenses (GOE) Exit Run-Rate AIG Parent GOE Exit Run-Rate represents AIG Parent GOE inclusive of exit run-rate savings that will emerge over time. Adjusted After-tax Income 37